Exhibit 32.1

                         CERTIFICATION OF 10-KSB REPORT
                                       OF
                          ZYNEX MEDICAL HOLDINGS, INC.
                      FOR THE YEAR ENDED DECEMBER 31, 2005

     1. The undersigned is the President and Chief Executive Officer of Zynex Medical Holdings, Inc. ("Zynex"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-KSB Report of Zynex for the year ended December 31, 2005.

     2. We certify that such 10-KSB Report fully complies with the require-ments of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of Zynex.

This Certification is executed as of April 18, 2006.


                                           /s/  Thomas Sandgaard
                                           -------------------------------------
                                           Thomas Sandgaard
                                           President and Chief Executive Officer

                                           /s/  Peter J. Leveton
                                           -------------------------------------
                                           Peter J. Leveton
                                           Chief Financial Officer